UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2023
Date of Report (Date of earliest event reported)
AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars,	Suite 1000N
Los Angeles,	California	90067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 8, 2023, the Board of Directors (the “Board”) of Air Lease Corporation (the “Company”) approved the Air Lease Corporation 2023 Equity Incentive Plan (the “2023 Plan”), subject to stockholder approval of the 2023 Plan. The 2023 Plan is intended to replace the Air Lease Corporation 2014 Equity Incentive Plan (the “2014 Plan”), which was set to expire by its terms on May 7, 2024. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders approved the 2023 Plan and it became effective on May 3, 2023. Upon approval of the 2023 Plan, no new awards may be granted under the 2014 Plan.
The 2023 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s Class A common stock (the “Common Stock”) or units of the Company’s Common Stock, as well as cash bonus awards. The 2023 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash. Among other items, the 2023 Plan permits the Company to grant equity awards with respect to a maximum of (i) 100,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that were available for additional award grant purposes under the 2014 Plan as of the date of the Annual Meeting (as defined below) and determined immediately prior to the termination of the authority to grant new awards under the 2014 Plan as of the date of the Annual Meeting, plus (iii) the number of any shares of Common Stock subject to stock options granted under the 2014 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (iv) the number of any shares of Common Stock subject to restricted stock and restricted stock unit awards granted under the 2014 Plan that were outstanding and unvested as of the date of the Annual Meeting that are forfeited, terminated, cancelled or otherwise reacquired after the date of the Annual Meeting without having become vested. Persons eligible to receive awards under the 2023 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Unless terminated earlier by the Board and subject to any extension that may be approved by the Company’s stockholders, the authority to grant new awards under the 2023 Plan will terminate on May 3, 2033.

The foregoing summary of the 2023 Plan is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)The 2023 annual meeting of stockholders (the “Annual Meeting”) of the Company was held on May 3, 2023.
(b)At the Annual Meeting, the Company’s stockholders (i) elected the nine nominees identified in the table below to the Board of Directors to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified or until his or her resignation or removal, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, (iii) approved the Air Lease Corporation 2023 Equity Incentive Plan, and (iv) approved, on an advisory basis, the 2022 compensation of the Company’s named executive officers.
Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

Director Nominee	For	Against	Abstain	Broker Non-Votes
Matthew J. Hart	87,462,253	6,479,776	24,647	5,549,790
Yvette Hollingsworth Clark	92,284,700	1,395,328	286,648	5,549,790
Cheryl Gordon Krongard	89,754,987	4,189,719	21,970	5,549,790
Marshall O. Larsen	89,621,870	4,056,846	287,960	5,549,790
Susan McCaw	90,016,853	3,929,291	20,532	5,549,790
Robert A. Milton	88,725,991	5,217,214	23,471	5,549,790
John L. Plueger	91,652,523	2,288,487	25,666	5,549,790
Ian M. Saines	91,420,897	2,521,339	24,440	5,549,790
Steven F. Udvar-Házy	91,524,771	2,417,648	24,257	5,549,790

Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2023

For	Against	Abstain
98,810,049	691,116	15,301

Approval of Air Lease Corporation 2023 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
90,422,306	3,454,031	90,339	5,549,790

Advisory Approval of 2022 Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
62,829,617	31,059,279	77,780	5,549,790

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Air Lease Corporation 2023 Equity Incentive Plan.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: May 5, 2023	By:	/s/ Carol H. Forsyte
	Name:	Carol H. Forsyte
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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